Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information and to the incorporation by reference of our report dated March 1, 2019 with respect to the financial statements of FS Series Trust for the year ended December 31, 2018 in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A (File No. 333-214851) of FS Series Trust.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 29, 2019